UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2012
JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principle Executive Offices)
(Zip Code)

417-235-6652
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors (the "Board of Directors") of Jack Henry & Associates, Inc. (the “Company”) has approved a new form of performance share award agreement ("Performance Share Agreement") for performance-based awards ("Performance Shares") for use under the Jack Henry & Associates, Inc. Restricted Stock Plan (the "Plan"). The form of Performance Share Agreement provides for “double-trigger” early vesting of the target number of Performance Shares in the event of a change of control, upon termination of employment if employment is terminated by the Company without cause or by the grantee for good reason, in each case within 90 days before or two years after a change of control.
On September 10, 2012, John F. Prim, the Company's Chief Executive Officer, Tony L. Wormington, the Company's President, Kevin D. Williams, the Company's Chief Financial Officer, and Mark S. Forbis, the Company's Vice President and Chief Technology Officer, each received awards of Performance Shares pursuant to the form of Performance Share Agreement, in amounts set forth below:

John F. Prim	55,085
Tony L. Wormington	19,280
Kevin D. Williams	15,424
Mark S. Forbis	6,516
The foregoing description of the Performance Share Agreement is qualified in its entirety by reference to the form attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibits

Exhibit No.    Description

10.1	Form of Performance Shares Agreement Under the Jack Henry & Associates, Inc. Restricted Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	September 12, 2012	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer and Treasurer